Exhibit 10.8

December 8, 2010

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Cancellation of Restricted Shares of ASPA Gold Corp. f/k/a Renaissance BioEnergy Inc. Common Stock ("ASPA")

Ladies and Gentlemen:

You are hereby instructed to cancel 10,000,000 (Ten million) shares of ASPA restricted Common Stock. Enclosed is Certificate No. ES274 representing 833,334 shares and Certificate No. ES339 representing 9,166,666 shares, together a total of 10,000,000 (Ten million) shares of ASPA restricted shares of Common Stock.

Sincerely yours,

Proteas, Inc.


By: /s/
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